UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	June 4, 2009

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

Bruce M. Goedde, Jr. to has been appointed to the Advisory Board of the Registrant.  Mr. Goedde, a strategy, finance and business development expert with extensive digital media industry experience, has been working with a team of specialists to develop key elements of the Registrant’s new Business Plan, and shall spearhead the Plan’s implementation.  The Plan focuses on the realization of recurring revenue streams through the monetization of the Registrant’s proprietary portfolio of technologies (particularly the Media Escort and SmartMarks anti-piracy watermarking technologies) and through cash flow generative partnerships, joint ventures and select acquisitions.  Mr. Goedde will leverage broad and deep relationship networks in support of the execution of the Registrant’s Plan.  In his capacity as Advisory Board member, Mr. Goedde will work with the Registrant’s management, advisors and consultants to achieve tangible milestones, increase market traction and expand shareholder value.

A copy of the News Release dated June 4th, 2009 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated June 4th, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  June 5th, 2009

By :

/s/  Edwin Molina

Edwin Molina,

President